UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 22, 2013

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, 12th Floor, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 504-1111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2013, Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with RVL 1 LLC (the “Investor”), an affiliate of Aston Capital, LLC, and closed the transactions contemplated by the Investment Agreement (the “Investment Closing”). The Company issued to the Investor 5,000 shares of the Company’s newly-created Series F Convertible Redeemable Preferred Stock, $.001 par value per share (the “Series F Stock”) in consideration of a cash payment of $5 million (the “Investment”). The proceeds from the Investment are to be used to fund the Cash Consideration (as defined below) and to pay fees and expenses in connection with the Investment Agreement and the Merger Agreement (as defined below).

The Series F Stock is voting and convertible into shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) at any time at the option of the holder at a conversion price per share equal to $4.5881 (the “Conversion Price”).

For so long as shares of Series F Stock are outstanding, the Company will be prohibited from taking certain actions specified in the Series F Certificate of Designations (as defined below) without the consent of the holders of at least a majority of the then outstanding shares of Series F Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the Board, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series F Stock will have a liquidation preference (the “Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series F Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series F Stock converted into Common Stock immediately prior to the liquidation.

The Company has the option to redeem all or any part of the Series F Stock for cash at any time subject to the Investor’s right to convert and require delivery of shares of common stock. The redemption price to be paid by the Company is the Liquidation Preference per share plus $100,000.00, if the Company redeems the Series F shares on or prior to the fifth anniversary of the date of the original issuance of shares of Series F Stock (the “Original Issue Date”), or the Liquidation Preference, if the Company redeems the Series F shares after the fifth anniversary of the Original Issue Date. At the option of the holders of two-thirds (2/3rds) of the then-outstanding shares of Series F Stock, the Company must redeem the number of shares of Series F Stock so requested for cash at the Liquidation Preference. Such option can only be exercised on or after the third (3rd) anniversary of the Original Issue Date.

Each share of Series F Stock shall be entitled to receive cumulative dividends payable at a rate per annum of 7% of the Series F Stated Value (as defined in the Series F Certificate of Designations) then in effect (the “Series F Dividend”). Such dividends shall be payable either (i) in cash or (ii) in kind; provided, the Company shall not make any Series F dividend payments in kind through the issuance of additional Series F Stock to the extent (and only to the extent) such issuance would require the prior approval of the stockholders of the Company pursuant to NASDAQ Listing Rule 5636, and in lieu of such issuance, the Company will make such Series F dividend payments in cash. To the extent funds are legally available and the Company is not contractually prohibited from paying such Series F Dividend, the Series F Dividend must be declared and paid from and including the Original Issue Date on each six-month anniversary of the Original Issue Date.

In connection with the Investment, the Company entered into a Registration Rights Agreement Acknowledgement pursuant to which the Company acknowledged that the Registration Rights Agreement, disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2012, which is applicable to shares of Common Stock issuable upon conversion of other existing series of preferred stock held by the Investor, is also applicable to the shares of Common Stock issuable upon conversion of the Series F Stock.

The Investment Agreement was approved by the Audit Committee of the Board.

The foregoing is a summary of the material terms of the Investment Agreement and the Series F Stock. Investors are encouraged to review the entire text of the Investment Agreement and the Series F Certificate of Designations, copies of which are filed as Exhibit 10.1 and Exhibit 3.1 to this Report, respectively and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 22, 2013, the Company completed its previously announced acquisition (the “Merger”) of Relume Technologies, Inc. (“Relume”) pursuant to the terms of the Agreement and Plan of Merger, dated as of August 9, 2013 (the “Merger Agreement”), by and among Revolution, Relume Acquisition Company, Inc., a wholly-owned subsidiary of Revolution (“Merger Sub”), Relume and Beringea Invest Michigan, LLC as noteholder representative, and the noteholders named therein. Relume is a manufacturer of outdoor LED products and smart grid control systems for outdoor lighting applications.

The merger consideration consists of approximately (i) $5 million in cash (the “Cash Consideration”) and (ii) 2.1 million shares of Common Stock (the “Stock Consideration”). The Cash Consideration was funded by the sale of Series F Stock to the Investor pursuant to the Investment Agreement. The disclosures under Item 1.01 are incorporated by reference in their entirety in this Item 2.01.

The foregoing is a summary of the material terms of the Merger and the Merger Agreement. Investors are encouraged to review the entire text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 15, 2013 and is incorporated herein by reference.

On August 22, 2013, Revolution issued a press release announcing the closing of the Merger Agreement and the Investment Agreement. A copy of the press release is furnished herewith as Exhibit 99.1

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 2.03.

As more fully described in Item 1.01, the Series F Stock is redeemable at the Company’s option at any time subject to the Investor’s right to convert and require delivery of shares of Common Stock. Similarly, the holders of two-thirds (2/3rds) of the then-outstanding shares of Series F Stock have the option to require the Company to redeem all or any portion of the Series F Stock at any time after the third (3rd) anniversary of the Original Issue Date.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth in Items 1.01 and 2.01 above as to the Series F Stock issued to the Investor, and the Stock Consideration issuable to the Relume noteholders and the Relume management incentive plan participants. All shares to be issued pursuant to the Investment Agreement and the Merger Agreement will be issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto (“Regulation D”). The exemption from registration pursuant to Regulation D will be based on, among other things, the receipt of certifications from each of the Relume noteholders and Relume management incentive plan participants to receive Common Stock to the effect that such person is an “accredited investor” within the meaning of Rule 506 of Regulation D.

Item 3.03	Material Modification to Rights of Security Holders

The disclosures under Items 1.01 are incorporated by reference in their entirety in this Item 3.03.

Pursuant to the Investment Agreement, the Company issued 5,000 shares of Series F Stock, the terms of which are more fully described in the Certificate of Designations with respect to the Series F Stock (the “Series F Certificate of Designations”).

The foregoing is a summary of the material terms of the Series F Stock. Investors are encouraged to review the entire text of the Series F Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Report, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure under Item 3.03 is incorporated by reference in its entirety in this Item 5.03. On August 26, 2013, the Company filed the Series F Certificate of Designations with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges and restrictions applicable to the Series F Stock. The Certificate of Designations became effective upon filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2013, by and among Revolution Lighting Technologies, Inc., Relume Acquisition Company, Inc., Relume Technologies, Inc. and Beringea Invest Michigan, LLC as Noteholder Representative and the Noteholders named therein (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 15, 2013).

3.1	Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of Revolution Lighting Technologies, Inc.

10.1	Investment Agreement, dated August 22, 2013, by and among Revolution Lighting Technologies, Inc. and RVL 1 LLC (incorporated by reference to Exhibit 10.1 to Schedule 13D/A, as filed by RVL 1 LLC with the Securities and Exchange Commission on August 26, 2013).

99.1	Press Release, dated August 22, 2013, regarding the Relume Merger and Investment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 27, 2013	REVOLUTION LIGHTING TECHNOLOGIES, INC.

/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2013, by and among Revolution Lighting Technologies, Inc., Relume Acquisition Company, Inc., Relume Technologies, Inc. and Beringea Invest Michigan, LLC as Noteholder Representative and the Noteholders named therein (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 15, 2013).

3.1	Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of Revolution Lighting Technologies, Inc.

10.1	Investment Agreement, dated August 22, 2013, by and among Revolution Lighting Technologies, Inc. and RVL 1 LLC (incorporated by reference to Exhibit 10.1 to Schedule 13D/A, as filed by RVL 1 LLC with the Securities and Exchange Commission on August 26, 2013).

99.1	Press Release, dated August 22, 2013, regarding the Relume Merger and Investment Agreement.